[GRAPHIC OMITTED]                                        FILED#C5713-99
DEAN HELLER                                                NOV 02 2004
SECRETARY OF STATE                                       IN THE OFFICE OF
204 NORTH CARSON STREET, SUITE 1                         /s/ Dean Heller
CARSON CITY, NEVADA 89701-4299                   DEAN HELLER, SECRETARY OF STATE
(775) 684 5708
WEBSITE: SECRETARYOFSTATE.BIZ

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     CERTIFICATE OF CORRECTION
   (PURSUANT TO NRS 78,78A, 80, 81,
  82, 84, 86, 87, 58, 88A, 89 AND 92A)
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IMPORTANT: READ ATTACHED INSTRUCTIONS
 BEFORE COMPLETING FORM.                      ABOVE SPACE IS FOR OFFICE USE ONLY

                            CERTIFICATE OF CORRECTION
                            -------------------------
      (PURSUANT TO NRS 78, 78A, 80, 81,82, 84,86, 87, 88, 88A, 89 AND 92A)
1. The name of the ENTITY for which correction is being made:
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PALOMAR ENTERPRISES, INC.
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2. Description of the original document for which correction is being made:
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CERTIFICATE OF CHANGE PURSUANT TO NRS 78.209
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3. Filing date of the original document for                ---------------------
   which correction is being made:                           October 26,2004
                                                           ---------------------
4. Description of the inaccuracy or defect.
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The original Certificate of Change, on Line 4, stated the following as the number of authorized shares of Common Stock after the change: 90,000,000 shares authorized, par value $0.0001 per share.



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5. Correction of the inaccuracy or defect.
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The original Certificate of Change should have stated, on Line 4, stated the following as the number of authorized shares of Common Stock after the change:
90,000,000 shares authorized, par value $0.0001 per share, Total authorized shares are 14,000,000, par value $0.0001 per share.



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6. Signature:
                             ------------------------     ----------------------
/s/ illegible                President                    10-29-04
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AUTHORIZED SIGNATURE          TITLE *                     DATE

*lf entity is a Corporation, it must be signed by an Officer if stock has been issued, OR an Incorporator or Director if stock has not been issued; a Limited -Liability Company, by a manager or managing members; a Limited Partnership or Limited-Liability Limited Partnership, by a General Partner; a Limited-Liability Partnership, by a Managing Partner; a Business Trust, by a Trustee.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

This form must be accompanied by                       Nevada Secretary of State
appropriate fees.                                             AM Correction 2003
See attached fee schedule.                                  Revised on: 10/24/03


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